                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                     JURISDICTION               YEAR
                         NAME                      OF INCORPORATION           ORGANIZED
        ---------------------------------------    ----------------           ---------
        Altera GmbH                                Germany                     1989
        Altera Foreign Sales Corporation           Barbados                    1989
        Nihon Altera KK                            Japan                       1990
        Altera France SARL                         France                      1990
        Altera Italia SARL                         Italy                       1991
        Altera (UK) Limited                        United Kingdom              1992
        Altera Corporation (m) Sdn. Bhd.           Malaysia                    1995
        Altera B.V.B.A.                            Belgium                     1996
        Altera AB                                  Sweden                      1996
        Altera International, Inc.                 Cayman Islands              1997

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